                                                                      Exhibit 99


FOR IMMEDIATE RELEASE

AMERICAN RETIREMENT CORPORATION
ANNOUNCES SECOND QUARTER RESULTS

NASHVILLE, Tenn. - July 28, 1998 -- American Retirement Corporation (NYSE:ACR) today announced its results for the second quarter ended June 30, 1998.

Net income for the quarter ended June 30, 1998 was $1.6 million, or $0.14 diluted earnings per share (fully taxed), compared to pro forma net income of $768,000, or $0.08 pro forma diluted earnings per share (fully taxed), for the same period in 1997. Total revenues for the quarter ended June 30, 1998 increased by 32.5%, to $30.3 million from $22.9 million for the second quarter of last year while earnings before interest, taxes, depreciation, amortization and rents (EBITDAR) increased by 47.1%, to $9.7 million from $6.6 million for the comparable period of the prior year. Since the second quarter of 1997, the Company has added capacity for approximately 5,700 residents through a combination of strategic acquisitions and new residence openings, including the recently consummated Freedom Group acquisition.

On a Same Community basis, prior to giving effect to the Company's home health care operations, revenues increased by 8.1% from $19.7 million to $21.4 million while EBITDAR increased by 9.3% from $7.6 million to $8.3 million during the period, respectively. Including the effect of its home health operations, Same Community revenues increased by 2.8% while EBITDAR decreased by 1.8%, respectively, over the comparable period. As previously announced, the Company's home health operations have been negatively impacted by recent changes in Medicare reimbursement. Average stabilized occupancy for the Company's Same Communities increased to 95% for the quarter ended June 30, 1998, as compared to 94% for the comparable period last year (stabilized communities are generally defined as communities or expansions thereof that have achieved 95% occupancy or been open at least 12 months).

Net income for the six month period ended June 30, 1998 was $3.1 million, or $0.27 diluted earnings per share (fully taxed), compared to pro forma net income of $1.4 million, or $0.14 pro forma diluted earnings per share (fully taxed), for the six months ended June 30, 1997. Total revenues for the six month period ended June 30, 1998 increased 31.5% to $58.4 million from $44.4 million for the corresponding period of last year while EBITDAR increased 45.9%, to $18.7 million from $12.8 million for the comparable period of the prior year.

American Retirement Corporation is a national senior living and health care services provider offering a broad range of care and services to seniors, including independent living, assisted living, skilled nursing, and home health care services. The Company currently operates 35 senior living communities in 14 states with an aggregate capacity for approximately 11,400 residents. Pursuant to its growth strategy, the Company is developing and constructing 36 senior living communities and has expansion projects in progress at seven of its existing communities, which in the aggregate will add capacity for 4,500 residents. The Company also operates seven home health care agencies, including two agencies managed for third-parties.

This press release and statements made by or on behalf of the Company relating hereto may be deemed to constitute forward-looking information made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be affected by certain risks and uncertainties described in the Company's filings with the Securities and Exchange Commission. The Company's actual results could differ materially from such forward-looking statements.

AMERICAN RETIREMENT CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(in thousands, except per share data)



                                                           Three Months Ended
                                                    -------------------------------
STATEMENT OF OPERATIONS DATA:                       June 30, 1998     June 30, 1997
                                                    -------------     -------------
Revenues:
   Resident and health care revenue                     $28,067          $ 22,442
   Management services revenue                            2,246               437
                                                        -------          --------
     Total revenues                                      30,313            22,879

Expenses:
   Community operating expenses                          18,322            14,120
   Lease expense (net)                                    1,962               544
   General and administrative                             2,318             2,184
   Depreciation and amortization                          2,119             1,621
                                                        -------          --------
     Total operating expenses                            24,721            18,469
                                                        -------          --------
     Income from operations                               5,592             4,410

Other income (expense):
   Interest expense                                      (3,730)           (3,354)
   Interest income                                          560               214
   Other                                                    113               (31)
                                                        -------          --------
     Other income (expense), net                         (3,057)           (3,171)
                                                        -------          --------

     Income before income taxes                           2,535             1,239

Income tax expense                                          913             3,078
                                                        -------          --------

     Net income                                         $ 1,622           ($1,839)
                                                        =======          ========

Basic earnings per share                                  $0.14
                                                        =======
Diluted earnings per share                                $0.14
                                                        =======

Pro forma earnings data (1):
   Income before income taxes, as reported                               $  1,239
   Pro forma income tax expense                                               471
                                                                         --------
   Pro forma income                                                          $768
                                                                         ========

Pro forma basic earnings per share                                          $0.08
                                                                         ========
Pro forma diluted earnings per share                                        $0.08
                                                                         ========

Weighted average shares used
   Basic earnings per share                              11,422            10,089
   Common stock equivalents                                 165                35
                                                        -------          --------
   Diluted earnings per share                            11,587            10,124
                                                        =======          ========

--------------------------------------------------------------------------------
                                                     At June 30,       At December 31,
                                                        1998                1997
                                                    -------------      ---------------
BALANCE SHEET DATA:

   Cash and cash equivalents                            $23,973           $44,583
   Working Capital                                       27,901            47,744
   Land, building and equipment, net                    242,596           229,898
   Total assets                                         339,229           317,154
   Long-term debt, including current portion            254,568           237,354
   Shareholders equity                                   57,281            53,918


FOOTNOTE TO FINANCIAL TABLE:

(1) The 1997 pro forma adjustment for income taxes excludes the one-time charge related to the conversion from a non-taxable limited partnership to a taxable corporation in connection with the Company's initial public offering and provides for income taxes as though the Company's predecessor partnership had been subject to corporate income taxes for the entire 1997 period.

AMERICAN RETIREMENT CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(in thousands, except per share data)


STATEMENT OF OPERATIONS DATA:
                                                             Six Months Ended
                                                    -------------------------------
                                                    June 30, 1998     June 30, 1997
                                                    -------------     -------------
Revenues:
   Resident and health care revenue                     $54,465          $43,424
   Management services revenue                            3,925              965
                                                        -------          -------
     Total revenues                                      58,390           44,389

Expenses:
   Community operating expenses                          35,340           27,519
   Lease expense (net)                                    3,647            1,072
   General and administrative                             4,371            4,070
   Depreciation and amortization                          4,093            3,206
                                                        -------          -------
     Total operating expenses                            47,451           35,867
                                                        -------          -------

     Income from operations                              10,939            8,522

Other income (expense):
   Interest expense                                      (7,308)          (6,611)
   Interest income                                        1,187              364
   Other                                                     87              (61)
                                                        -------          -------
     Other income (expense), net                         (6,034)          (6,308)
                                                        -------          -------
     Income before income taxes                           4,905            2,214

Income tax expense                                        1,766            3,078
                                                        -------          -------
     Net income                                          $3,139            ($864)
                                                        =======          =======

Basic earnings per share                                  $0.27
                                                        =======
Diluted earnings per share                                $0.27
                                                        =======

Pro forma earnings data (1):
   Income before income taxes, as reported                                $2,214
   Pro forma income tax expense                                              841
                                                                         -------
   Pro forma income                                                       $1,373
                                                                         =======

Pro forma basic earnings per share                                         $0.14
                                                                         =======
Pro forma diluted earnings per share                                       $0.14
                                                                         =======

Weighted average shares used
   Basic earnings per share                              11,421            9,734
   Common stock equivalents                                 181               18
                                                        -------          -------
   Diluted earnings per share                            11,602            9,752
                                                        =======          =======


FOOTNOTE TO FINANCIAL TABLE:

(1) The 1997 pro forma adjustment for income taxes excludes the one-time charge related to the conversion from a non-taxable limited partnership to a taxable corporation in connection with the Company's initial public offering and provides for income taxes as though the Company's predecessor partnership had been subject to corporate income taxes for the entire 1997 period.